EXHIBIT 99.1

City National Corporation Grows Second-Quarter 2012 Net Income to $54.8 Million, or $1.01 Per Share, up 15 Percent From Second-Quarter 2011

Period-end loans and deposits grow to record levels

Total assets reach new high of $24.8 billion

LOS ANGELES, July 19, 2012 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported second-quarter 2012 net income of $54.8 million, or $1.01 per share, up 15 percent from $47.5 million, or $0.88 per share, in the second quarter of 2011.

Year to date, City National's net income totaled $101.0 million, up 16 percent from $87.2 million in the first half of 2011. Earnings per share were $1.87, up 15 percent from $1.62 in the first half of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.25 per share. The company's dividend is payable on August 15, 2012 to stockholders of record on August 1, 2012.

SECOND-QUARTER 2012 HIGHLIGHTS

  Average second-quarter loan balances, excluding loans covered by City National's acquisition-related loss‑sharing agreements with the Federal Deposit Insurance Corporation (FDIC), were $13.1 billion, up 14 percent from the second quarter of last year and 6 percent higher than the first quarter of 2012.
  Fully taxable-equivalent net interest income amounted to $221.4 million, up 13 percent from the year-earlier period and up 8 percent from the first quarter of 2012.
  Second-quarter deposit balances averaged $20.9 billion, up 12 percent from the second quarter of 2011 and up 4 percent from the first quarter of 2012. Average core deposits, which equal 97 percent of total balances, were up 13 percent from the second quarter of 2011 and up 4 percent from the first quarter of 2012.
  Excluding FDIC-covered loans, second-quarter 2012 results included a $1 million provision for loan and lease losses. The company recorded no provision, excluding FDIC-covered loans, in the first quarter of 2012.
  On April 30, 2012, City National Bank completed the acquisition of First American Equipment Finance, a privately owned, full-service mid-ticket equipment leasing company with $340 million in assets, which added $306 million to the company's second-quarter period-end loan balances. During the second quarter, the bank also announced the acquisition of Rochdale Investment Management, a New York City-based investment firm that manages $4.9 billion of assets for affluent and high-net-worth clients and their financial advisors across the nation. This transaction closed on July 2, 2012.
  Second-quarter 2012 earnings included income of $5.9 million from the recovery of a previously charged-off loan and $2.8 million of transaction costs related to the acquisitions of Rochdale Investment Management and First American Equipment Finance. Income, net of expense, from FDIC-covered assets, excluding the base yield, totaled $7.3 million in the second quarter, up from $0.9 million in the first quarter of 2012. (The base yield is the yield on covered assets, excluding income related to covered loans that are repaid or charged off.) The aggregate impact of these three items was after-tax income of $6.0 million, or $0.11 per share.
  On June 20, 2012, City National Bank completed a successful offering of $150 million of 10‑year subordinated debt securities with a fixed interest rate of 5.375 percent. The company will use the proceeds for general corporate purposes.

"City National's results for the first half of the year reflect another very solid performance with double-digit growth in income, assets, loans and deposits, as the company continued to add new clients and expand its products, services and technology for all of our clients," said President and CEO Russell Goldsmith. "For the second quarter in a row, loan originations reached a record level.  As City National extended its 19 consecutive years of profitability, we also continued to make new investments that will enhance the company's capabilities and contribute to its growth, including two important acquisitions in this quarter:  First American Equipment Finance and Rochdale Investment Management. Both Rochdale and First American have national businesses that complement City National's existing businesses.  Their talented teams increase our quality assets and interest and noninterest income and provide their considerable capabilities, expertise and experience to enhance both our organization's future and what we can do together for our clients.

"In this quarter, City National also further bolstered the bank's strong capital position with the successful offering of $150 million in subordinated debt, restoring and expanding an element in our capital structure that we've had for many years."

Dollars in millions,	For the three months ended June 30,		%	For the three months ended	%
except per share data	2012	2011	Change	March 31, 2012	Change
Earnings Per Share	$ 1.01	$ 0.88	15	$ 0.86	17
Net Income Attributable to CNC	54.8	47.5	15	46.3	18

Average Assets	$ 24,362.5	$ 22,009.7	11	$ 23,644.9	3
Return on Average Assets	0.90%	0.87%	3	0.79%	14
Return on Average Equity	9.86%	9.39%	5	8.58%	15

ASSETS

Total assets at June 30, 2012 grew to a record $24.8 billion, up 10 percent from the second quarter of 2011 and 3 percent from the first quarter of this year.

REVENUE

Revenue for the second quarter of 2012 was $291.2 million, up 3 percent from the year-ago period and up 5 percent from the first quarter of 2012. Revenue for the first six months of this year was $567.7 million, up 2 percent from the first half of 2011.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $221.4 million in the second quarter of 2012, up 13 percent from the second quarter of 2011 and up 8 percent from the first quarter of this year. Fully taxable-equivalent net interest income for the first half of 2012 was $426.8 million, up 12 percent from $380.6 million in the year-ago period.

Average second-quarter deposits were $20.9 billion, up 12 percent from the year-ago period and up 4 percent from the first quarter of 2012. Average deposits for the first half of 2012 totaled $20.6 billion, up 11 percent from the first half of 2011. Period-end deposits grew to a record $21.1 billion, up 10 percent from June 30, 2011 and up 2 percent from March 31, 2012.

Average core deposits were $20.2 billion in the second quarter of 2012, up 13 percent from the same period of 2011 and up 4 percent from the first quarter of this year. First-half 2012 average core deposits grew 13 percent from the year-ago period to $19.9 billion.

Second-quarter 2012 average noninterest-bearing deposits were up 33 percent from the same period of 2011 and up 9 percent from the first quarter of 2012. Average noninterest-bearing balances in the first half of 2012 were up 31 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.1 billion in the second quarter of 2012, up 21 percent from the same period of last year and up 8 percent from the first quarter of 2012. For the first six months of 2012, Treasury Services deposit balances averaged $2.1 billion, up 23 percent from the first half of 2011.  The increases were due primarily to the addition of new escrow and property management clients, as well as continued growth in deposit balances by existing clients.

Second-quarter average loan balances, excluding FDIC-covered loans, were $13.1 billion, up 14 percent from the second quarter of 2011 and up 6 percent from the first quarter of this year. Excluding loans acquired from First American Equipment Finance during the quarter, second-quarter average loan balances increased 12 percent from the year-ago period and 4 percent from the first quarter of 2012.

For the first six months of 2012, City National's average loans, excluding FDIC-covered loans, were $12.8 billion, up 12 percent from the year-ago period.

Second-quarter average commercial loans were up 25 percent from the year-ago period and 10 percent higher than the first quarter of 2012, due to organic loan growth and the acquisition of First American. Average balances for commercial real estate mortgages were up 21 percent from the second quarter of 2011, and they increased 6 percent from the first quarter of this year. Average balances for commercial real estate construction loans were down 21 percent from the second quarter of last year, and they declined 1 percent from the first quarter of 2012.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking and entertainment industry clients, were up 4 percent from the year-ago period and 1 percent higher than the first quarter of 2012.

Average securities for the second quarter of 2012 totaled $7.8 billion, up 25 percent from the second quarter of 2011, as deposit growth outpaced loan growth. Average securities were down 2 percent from the first quarter of this year, reflecting stronger loan growth in the second quarter 2012. The average duration of total securities at June 30, 2012 was 3.0 compared to 2.3 at June 30, 2011 and 3.1 at the end of the first quarter of 2012.

City National's net interest margin in the second quarter of 2012 averaged 3.91 percent, up from 3.74 percent in the first quarter of this year and up from 3.85 percent in the second quarter of 2011. The increases were due primarily to higher interest income related to covered loans that were repaid or charged off in the second quarter of 2012. The higher margin also reflected second-quarter 2012 interest income of $2.3 million from the recovery of a previously charged off loan. For the first six months of 2012, City National's net interest margin averaged 3.83 percent, down slightly from 3.84 percent in the previous year.

Second-quarter net interest income included $27.4 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $11.1 million in the second quarter of 2011 and $15.7 million in the first quarter of this year.

At June 30, 2012, City National's prime lending rate was 3.25 percent, unchanged from both June 30, 2011 and March 31, 2012.

	For the three months ended June 30,		%	For the three months ended	%
Dollars in millions	2012	2011	Change	March 31, 2012	Change

Average Loans and Leases, excluding Covered Loans	$ 13,125.9	$ 11,516.0	14	$ 12,432.3	6
Average Covered Loans	1,341.0	1,770.4	(24)	1,438.7	(7)
Average Total Securities	7,755.3	6,224.3	25	7,929.3	(2)
Average Earning Assets	22,769.1	20,314.4	12	22,102.7	3
Average Deposits	20,948.2	18,784.4	12	20,217.4	4
Average Core Deposits	20,215.2	17,951.4	13	19,520.7	4
Fully Taxable-Equivalent
Net Interest Income	221.4	195.1	13	205.4	8
Net Interest Margin	3.91%	3.85%	2	3.74%	5

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $1.3 billion at the end of the second quarter of 2012 compared to $1.8 billion at June 30, 2011 and $1.4 billion at March 31, 2012.

In the second quarter of 2012, the company recorded a $3.9 million non-cash net gain to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. The gain reflects a $13.3 million provision for losses on covered loans and an offsetting $17.2 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  In addition to the $3.9 million non-cash gain for the quarter, the company recognized $3.4 million of other covered assets income. Income, net of expense, from FDIC-covered assets, excluding the base yield, totaled $7.3 million in the second quarter of 2012, up from $0.9 million in the first quarter of this year. The increase from $0.9 million in the first quarter was due primarily to higher income from loans that were repaid or charged off.

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $82.8 million at June 30, 2012, compared to $114.9 million in the second quarter of 2011 and $78.5 million at the end of the first quarter of this year.

NONINTEREST INCOME

Noninterest income was $74.8 million in the second quarter of 2012, down 19 percent from the year-ago quarter and 1 percent lower than the first quarter of 2012. The year-over-year decrease was due largely to lower net gains on both the sale of covered OREO and transfer of covered loans to OREO. Noninterest income for the second quarter of 2011 also included an $8.2 million gain from an FDIC-assisted acquisition.

City National's noninterest income for the first half of 2012 was down 19 percent from the same period of 2011, primarily due to the same factors cited above, as well as lower wealth management fee income in the first half of this year.

In the second quarter of 2012, noninterest income accounted for 26 percent of City National's total revenue compared to 33 percent in the second quarter of 2011 and 27 percent in the first quarter of 2012.

Wealth Management

City National's assets under management totaled $32.1 billion as of June 30, 2012, down 12 percent from the year-earlier period and down 1 percent from the first quarter of 2012.

Trust and investment fees were $34.1 million, down 7 percent from the second quarter of 2011 but up 1 percent from the first quarter of 2012. First-half 2012 trust and investment fee income was down 6 percent from the same period last year.

The year-over-year declines in assets under management and trust and investment fees were due primarily to the third-quarter 2011 divestiture of certain institutional assets by one of the company's investment affiliates.

Money-market mutual fund and brokerage fees totaled $5.3 million, up 9 percent from the year-earlier period and up 5 percent from the first quarter of 2012. Money-market mutual fund and brokerage fee income was $10.3 million in the first six months of this year, down 2 percent from the first half of 2011.

	At or for the three months ended June 30,		%	At or for the three months ended	%
Dollars in millions	2012	2011	Change	March 31, 2012	Change

Trust and Investment Fee Revenue	$ 34.1	$ 36.7	(7)	$ 33.7	1
Brokerage and Mutual Fund Fees	5.3	4.9	9	5.0	5
Assets Under Management (1)	32,105.1	36,407.3	(12)	32,535.0	(1)
Assets Under Management or Administration (1)	57,984.4	58,502.0	(1)	57,837.9	0

(1) Excludes $18.4 billion, $18.5 billion and $19.5 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of June 30, 2012, March 31, 2012 and June 30, 2011, respectively.

Other Noninterest Income

Second-quarter income from cash management and deposit transaction fees was $11.5 million, up 5 percent from the second quarter of 2011 and 3 percent higher than the first quarter of this year. For the first six months of 2012, cash management and deposit transaction fee income was $22.6 million, virtually unchanged from the first half of 2011.

Fee income from foreign exchange services and letters of credit totaled $10.0 million in the second quarter of 2012, up 11 percent from the second quarter of 2011 and 14 percent higher than the first quarter of this year. First-half 2012 foreign exchange services and letters of credit fee income totaled $18.8 million, up 8 percent from the same period last year. The increases were due primarily to increased client activity and the addition of new clients.

Other income was $17.4 million in the second quarter of 2012, down 25 percent from the year-earlier period but up 28 percent from the first quarter of 2012. Other income in the first half of this year was $30.9 million, down 31 percent from the year-ago period. The declines from the year-ago periods were due primarily to lower gains on the transfer of covered loans to OREO, which was partially offset by an increase in lease income from the First American acquisition.

NONINTEREST EXPENSE

City National's second-quarter 2012 noninterest expense amounted to $194.5 million, down 8 percent from the second quarter of last year and 3 percent from the first quarter of 2012. The year-over-year decline was due largely to lower OREO expenses and FDIC assessments.  Legal and professional fees also were down due to the reimbursement of $3.6 million in legal expenses related to the recovery of a previously charged-off loan. This decline was partly offset by $2.8 million of transaction costs related to the acquisition of Rochdale Investment Management and First American Equipment Finance. Noninterest expense for the first six months of 2012 amounted to $395.2 million, down 3 percent from the first half of last year.

Approximately 93 percent of second-quarter 2012 OREO expenses are related to covered assets, and a significant portion of these expenses is reimbursable by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the second quarter of 2012 totaled $2.7 million, or 0.08 percent of total loans and leases on an annualized basis. The company realized net recoveries of $4.2 million, or 0.15 percent, in the second quarter of 2011 and net recoveries of $4.5 million, or 0.15 percent, in the first quarter of 2012. Net recoveries for the first half of 2012 were $7.2 million, or 0.11 percent of total loans and leases. This compares with net recoveries of $10.7 million, or 0.19 percent, in the first half of last year.

At June 30, 2012, nonperforming assets amounted to $133.3 million, or 0.98 percent of the company's total loans and leases and OREO, compared to $180.4 million, or 1.54 percent, at June 30, 2011 and $141.9 million, or 1.11 percent, at March 31, 2012.

Nonaccrual loans at June 30, 2012 were $98.7 million compared to $132.8 million at June 30, 2011 and $112.8 million at March 31, 2012.

	As of June 30, 2012		As of March 31, 2012		As of June 30, 2011
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 6,087.0	$ 19.0	$ 5,573.8	$ 19.6	$ 4,800.2	$ 24.3
Commercial Real Estate Mortgages	2,424.3	28.8	2,213.1	21.1	1,930.3	26.7
Residential Mortgages	3,822.6	14.1	3,805.8	13.6	3,710.8	14.2
Real Estate Construction	301.8	29.7	313.4	49.0	355.0	60.5
Equity Lines of Credit	741.3	6.5	716.0	8.8	735.9	6.7
Other Loans	130.2	0.6	125.8	0.7	130.9	0.4
Total Loans (1)	$ 13,507.2	$ 98.7	$ 12,747.9	$ 112.8	$ 11,663.1	$ 132.8

Other Real Estate Owned (1)		34.6		29.1		47.6
Total Nonperforming Assets, excluding
Covered Assets		$ 133.3		$ 141.9		$ 180.4

(1) Excludes covered loans, net of allowance, of $1.2 billion, $1.3 billion and $1.7 billion at June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and covered other real estate owned of $82.8 million, $78.5 million and $114.9 million at June 30, 2012, March 31, 2012 and June 30, 2011, respectively.

City National recorded a $1 million provision for credit losses in the second quarter of 2012 and no provision in the first quarter of this year. The company recorded no provisions in the first two quarters of 2011.

At June 30, 2012, City National's allowance for loan and lease losses totaled $269.5 million, or 2.00 percent of total loans and leases. That compares to $265.9 million, or 2.28 percent, at June 30, 2011 and $266.1 million, or 2.09 percent, at the end of the first quarter of 2012. The percentage decline is due to growth in the company's loan portfolio and stable credit quality. The company also maintains an additional $24.4 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $8.1 million in the second quarter of 2012. This compares to net recoveries of $2.6 million in the year-earlier period and $5.3 million in the first quarter of 2012. Net recoveries in the first half of 2012 amounted to $13.4 million, compared to net recoveries of $0.7 million in the first half of last year.

Commercial loans on nonaccrual totaled $19.1 million in the second quarter of 2012 compared to $24.3 million at June 30, 2011 and $19.6 million at March 31, 2012.

Construction Loans

City National's $301.8 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio now represents just over 2 percent of the company's total loans.

Second-quarter net charge-offs of construction loans were $4.8 million compared to net recoveries of $0.6 million in the second quarter of 2011 and $0.1 million in the first quarter of 2012. Net charge-offs amounted to $4.7 million in the first half of 2011, compared with net recoveries of $4.4 million in the first half of last year.

At June 30, 2012, construction loans on nonaccrual totaled $29.7 million compared to $60.5 million at June 30, 2011 and $49.0 million at March 31, 2012.

Commercial Real Estate Mortgage Loans

Second-quarter net recoveries in the company's $2.4 billion commercial real estate mortgage portfolio were $1.1 million compared to net recoveries of $1.3 million in the second quarter of 2011 and net charge-offs of $0.7 million in the first quarter of 2012. Net recoveries amounted to $0.4 million in the first-half of 2012, compared with net recoveries of $7.5 million in the first half of last year.

Commercial real estate mortgage loans on nonaccrual totaled $28.8 million compared to $26.7 million at June 30, 2011 and $21.1 million at March 31, 2012.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.8 billion residential mortgage portfolio and $741.3 million home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $1.4 million in net charge-offs in the second quarter of 2012 compared to net charge-offs of $0.4 million at June 30, 2011 and $0.6 million at March 31, 2012. Net charge-offs amounted to $2.0 million in the first half of 2012, compared with net charge-offs of $1.7 million in the same period of last year.

Residential mortgage loans and lines of credit on nonaccrual were $20.6 million in the second quarter of 2012 compared to $20.9 million in the second quarter of 2011 and $22.5 million in the first quarter of 2012.

INCOME TAXES

City National's effective tax rate for the second quarter of 2012 was 33.1 percent, up from 29.8 percent in the year-earlier period and 31.8 percent in the first quarter of 2012.  For the first half of 2012, City National's effective tax rate was 32.5 percent, compared to 30.1 percent in the prior-year period.

CAPITAL LEVELS

City National remains well-capitalized, ending the second quarter of 2012 with a Tier 1 common shareholders' equity ratio of 9.6 percent compared to 10.5 percent at June 30, 2011 and 10.2 percent at March 31, 2012.1

Total risk-based capital and Tier 1 risk-based capital ratios at June 30, 2012 were 12.9 percent and 9.6 percent, respectively. City National's Tier 1 leverage ratio at June 30, 2012 was 6.7 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at March 31, 2012 were 12.7 percent, 10.2 percent and 7.0 percent, respectively.

The period-end ratio of equity to total assets at June 30, 2012 was 9.1 percent compared to 9.3 percent at June 30, 2011 and 9.2 percent at March 31, 2012.

2012 OUTLOOK

City National's management continues to anticipate net income growth throughout 2012, as loans and deposits continue to increase and credit quality remains stable. This outlook reflects management's expectations for modest economic growth and low interest rates for the remainder of the year. Management also anticipates modest loan-loss provisions, driven primarily by loan growth.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon (July 19) to discuss second-quarter 2012 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 87526710.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 78 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $58.0 billion in client investment assets, including $32.1 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (24) security breaches and disruptions to the company's information systems, and (25) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2011 and particularly, Item 1A, titled "Risk Factors."

1For notes on non-GAAP measures, see page 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Six Months
For The Period Ended June 30,	2012	2011	% Change	2012	2011	% Change
Per Share
Net income attributable to City National Corporation
Basic	$ 1.02	$ 0.89	15	$ 1.88	$ 1.64	15
Diluted	1.01	0.88	15	1.87	1.62	15
Dividends	0.25	0.20	25	0.50	0.40	25
Book value				42.70	39.24	9

Results of Operations: (In millions)
Interest income	$ 230	$ 210	9	$ 443	$ 411	8
Interest expense	14	19	(31)	26	39	(32)
Net interest income	216	191	13	417	372	12

Net interest income (Fully taxable-equivalent)	221	195	13	427	381	12
Total revenue	291	283	3	568	558	2
Provision for credit losses on loans and leases, excluding covered loans	1	--	NM	1	--	NM
Provision for losses on covered loans	13	2	675	21	21	(0)
Net income attributable to City National Corporation	55	47	15	101	87	16

Financial Ratios:
Performance Ratios:
Return on average assets	0.90%	0.87%		0.85%	0.81%
Return on average shareholders' equity	9.86	9.39		9.23	8.79
Period-end equity to period-end assets				9.09	9.25
Net interest margin	3.91	3.85		3.83	3.84
Expense to revenue ratio	63.28	66.24		65.23	65.93
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.74	7.09
Tier 1 risk-based capital				9.58	10.66
Total risk-based capital				12.91	13.34

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.00%	2.28%
Nonaccrual loans				273.21	200.25
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.98	1.54
Total assets				0.54	0.80
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.08%	0.15%		0.11%	0.19%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 13,126	$ 11,516	14	$ 12,779	$ 11,387	12
Covered loans	1,341	1,770	(24)	1,390	1,790	(22)
Securities	7,755	6,224	25	7,842	5,960	32
Interest-earning assets	22,769	20,314	12	22,436	19,970	12
Assets	24,363	22,010	11	24,004	21,696	11
Core deposits	20,215	17,951	13	19,868	17,658	13
Deposits	20,948	18,785	12	20,583	18,486	11
Interest-bearing liabilities	9,868	10,723	(8)	9,999	10,629	(6)
Shareholders' equity	2,234	2,028	10	2,202	2,001	10
Total equity	2,234	2,053	9	2,202	2,026	9

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 13,507	$ 11,663	16
Covered loans				1,260	1,725	(27)
Securities				8,029	6,474	24
Assets				24,802	22,526	10
Core deposits				20,342	18,439	10
Deposits				21,109	19,265	10
Shareholders' equity				2,255	2,059	10
Total equity				2,255	2,084	8

Wealth Management: (In millions) (1)
Assets under management				$ 32,105	$ 36,407	(12)
Assets under management or administration				57,984	58,502	(1)

(1) Excludes $18.4 billion and $19.5 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of June 30, 2012 and June 30, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended June 30,			Six Months Ended June 30,
except per share data)	2012	2011	% Change	2012	2011	% Change
Interest income	$ 229,889	$ 210,136	9	$ 443,481	$ 410,946	8
Interest expense	13,410	19,309	(31)	26,289	38,829	(32)
Net interest income	216,479	190,827	13	417,192	372,117	12

Provision for credit losses on loans and leases, excluding covered loans	1,000	--	NM	1,000	--	NM
Provision for losses on covered loans	13,293	1,716	675	20,759	20,832	(0)

Noninterest income
Trust and investment fees	34,067	36,687	(7)	67,721	72,325	(6)
Brokerage and mutual fund fees	5,293	4,864	9	10,321	10,525	(2)
Cash management and deposit transaction fees	11,475	10,905	5	22,643	22,630	0
International services	10,017	9,015	11	18,802	17,331	8
FDIC loss sharing expense, net	(6,026)	(10,684)	(44)	(5,160)	(2,079)	148
Gain on disposal of assets	3,011	8,422	(64)	5,202	10,846	(52)
(Loss) gain on securities	(457)	1,395	(133)	(8)	1,361	(101)
Gain on acquisition	--	8,164	(100)	--	8,164	(100)
Other	17,388	23,169	(25)	30,947	44,727	(31)
Total noninterest income	74,768	91,937	(19)	150,468	185,830	(19)

Noninterest expense
Salaries and employee benefits	115,035	112,139	3	235,280	223,151	5
Net occupancy of premises	14,056	13,665	3	27,742	27,011	3
Legal and professional fees	11,359	14,790	(23)	23,239	24,867	(7)
Information services	8,539	8,335	2	16,688	15,832	5
Depreciation and amortization	8,013	6,904	16	15,441	13,652	13
Amortization of intangibles	1,518	2,104	(28)	3,404	4,272	(20)
Marketing and advertising	7,597	7,626	(0)	14,413	14,144	2
Office services and equipment	4,492	4,672	(4)	8,440	9,278	(9)
Other real estate owned	7,541	22,162	(66)	19,635	36,651	(46)
FDIC assessments	4,523	8,524	(47)	9,002	18,330	(51)
Other	11,843	10,911	9	21,952	22,041	(0)
Total noninterest expense	194,516	211,832	(8)	395,236	409,229	(3)

Income before taxes	82,438	69,216	19	150,665	127,886	18

Applicable income taxes	27,271	20,650	32	48,990	38,536	27

Net income	$ 55,167	$ 48,566	14	$ 101,675	$ 89,350	14

Less: Net income attributable to noncontrolling interest	409	1,095	(63)	652	2,187	(70)

Net income attributable to City National Corporation	$ 54,758	$ 47,471	15	$ 101,023	$ 87,163	16

Other Data:
Earnings per share - basic	$ 1.02	$ 0.89	15	$ 1.88	$ 1.64	15
Earnings per share - diluted	$ 1.01	$ 0.88	15	$ 1.87	$ 1.62	15
Dividends paid per share	$ 0.25	$ 0.20	25	$ 0.50	$ 0.40	25
Dividend payout ratio	24.57%	22.40%	10	26.56%	24.34%	9
Return on average assets	0.90%	0.87%	3	0.85%	0.81%	5
Return on average shareholders' equity	9.86%	9.39%	5	9.23%	8.79%	5
Net interest margin (Fully taxable-equivalent)	3.91%	3.85%	2	3.83%	3.84%	(0)
Full-time equivalent employees	3,330	3,328	0

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
(Dollars in thousands	Second	First	Year to
except per share data)	Quarter	Quarter	Date
Interest income	$ 229,889	$ 213,592	$ 443,481
Interest expense	13,410	12,879	26,289
Net interest income	216,479	200,713	417,192

Provision for credit losses on loans and leases, excluding covered loans	1,000	--	1,000
Provision for losses on covered loans	13,293	7,466	20,759

Noninterest income
Trust and investment fees	34,067	33,654	67,721
Brokerage and mutual fund fees	5,293	5,028	10,321
Cash management and deposit transaction fees	11,475	11,168	22,643
International services	10,017	8,785	18,802
FDIC loss sharing (expense) income, net	(6,026)	866	(5,160)
Gain on disposal of assets	3,011	2,191	5,202
(Loss) gain on securities	(457)	449	(8)
Other	17,388	13,559	30,947
Total noninterest income	74,768	75,700	150,468

Noninterest expense
Salaries and employee benefits	115,035	120,245	235,280
Net occupancy of premises	14,056	13,686	27,742
Legal and professional fees	11,359	11,880	23,239
Information services	8,539	8,149	16,688
Depreciation and amortization	8,013	7,428	15,441
Amortization of intangibles	1,518	1,886	3,404
Marketing and advertising	7,597	6,816	14,413
Office services and equipment	4,492	3,948	8,440
Other real estate owned	7,541	12,094	19,635
FDIC assessments	4,523	4,479	9,002
Other	11,843	10,109	21,952
Total noninterest expense	194,516	200,720	395,236

Income before taxes	82,438	68,227	150,665

Applicable income taxes	27,271	21,719	48,990

Net income	$ 55,167	$ 46,508	$ 101,675

Less: Net income attributable to noncontrolling interest	409	243	652

Net income attributable to City National Corporation	$ 54,758	$ 46,265	$ 101,023

Other Data:
Earnings per share - basic	$ 1.02	$ 0.86	$ 1.88
Earnings per share - diluted	$ 1.01	$ 0.86	$ 1.87
Dividends paid per share	$ 0.25	$ 0.25	$ 0.50
Dividend payout ratio	24.57%	28.91%	26.56%
Return on average assets	0.90%	0.79%	0.85%
Return on average shareholders' equity	9.86%	8.58%	9.23%
Net interest margin (Fully taxable-equivalent)	3.91%	3.74%	3.83%
Full-time equivalent employees	3,330	3,235

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2011
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 215,252	$ 216,892	$ 210,136	$ 200,810	$ 843,090
Interest expense	13,695	17,576	19,309	19,520	70,100
Net interest income	201,557	199,316	190,827	181,290	772,990

Provision for credit losses on loans and leases, excluding covered loans	5,000	7,500	--	--	12,500
Provision for losses on covered loans	17,667	5,147	1,716	19,116	43,646

Noninterest income
Trust and investment fees	32,995	35,412	36,687	35,638	140,732
Brokerage and mutual fund fees	4,836	5,079	4,864	5,661	20,440
Cash management and deposit transaction fees	10,689	10,986	10,905	11,725	44,305
International services	8,783	10,352	9,015	8,316	36,466
FDIC loss sharing income (expense), net	7,633	(14,191)	(10,684)	8,605	(8,637)
Gain on disposal of assets	4,263	5,191	8,422	2,424	20,300
(Loss) gain on securities	(273)	3,327	1,395	(34)	4,415
Gain on acquisition	--	--	8,164	--	8,164
Other	17,476	13,479	23,169	21,558	75,682
Total noninterest income	86,402	69,635	91,937	93,893	341,867

Noninterest expense
Salaries and employee benefits	112,822	112,729	112,139	111,012	448,702
Net occupancy of premises	13,616	13,713	13,665	13,346	54,340
Legal and professional fees	10,846	14,242	14,790	10,077	49,955
Information services	8,359	7,906	8,335	7,497	32,097
Depreciation and amortization	7,014	6,930	6,904	6,748	27,596
Amortization of intangibles	1,350	2,105	2,104	2,168	7,727
Marketing and advertising	8,101	6,675	7,626	6,518	28,920
Office services and equipment	4,234	4,456	4,672	4,606	17,968
Other real estate owned	15,233	13,160	22,162	14,489	65,044
FDIC assessments	4,480	6,670	8,524	9,806	29,480
Other	12,174	9,051	10,911	11,130	43,266
Total noninterest expense	198,229	197,637	211,832	197,397	805,095

Income before taxes	67,063	58,667	69,216	58,670	253,616

Applicable income taxes	22,758	16,267	20,650	17,886	77,561

Net income	$ 44,305	$ 42,400	$ 48,566	$ 40,784	$ 176,055

Less: Net income attributable to noncontrolling interest	445	1,002	1,095	1,092	3,634

Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421

Other Data:
Earnings per share - basic	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24
Earnings per share - diluted	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21
Dividends paid per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.80
Dividend payout ratio	24.25%	25.70%	22.40%	26.65%	24.64%
Return on average assets	0.73%	0.71%	0.87%	0.75%	0.77%
Return on average shareholders' equity	8.15%	7.85%	9.39%	8.16%	8.38%
Net interest margin (Fully taxable-equivalent)	3.70%	3.79%	3.85%	3.84%	3.79%
Full-time equivalent employees	3,256	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2012
(In thousands)	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 162,894	$ 210,799
Due from banks - interest-bearing	106,109	101,375
Federal funds sold	162,000	156,000
Securities available-for-sale	6,865,881	6,838,710
Securities held-to-maturity	1,100,229	996,613
Trading securities	62,585	82,589
Loans and leases:
Commercial	6,086,947	5,573,782
Commercial real estate mortgages	2,424,333	2,213,114
Residential mortgages	3,822,630	3,805,807
Real estate construction	301,829	313,409
Equity lines of credit	741,270	715,997
Installment	130,200	125,793
Loans and leases, excluding covered loans	13,507,209	12,747,902
Allowance for loan and lease losses	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	13,237,675	12,481,825
Covered loans, net (1)	1,216,988	1,335,685
Net loans and leases	14,454,663	13,817,510
Premises and equipment, net	147,245	143,238
Goodwill and other intangibles	589,114	521,717
Other real estate owned (2)	117,501	107,530
FDIC indemnification asset	170,654	185,392
Other assets	863,098	877,016
Total assets	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 12,187,075	$ 11,550,000
Interest-bearing	8,921,977	9,237,737
Total deposits	21,109,052	20,787,737
Short-term borrowings	322,077	222,776
Long-term debt	712,280	482,024
Other liabilities	361,300	302,951
Total liabilities	22,504,709	21,795,488

Redeemable noncontrolling interest	41,899	43,436

Shareholders' equity
Common stock	53,886	53,886
Additional paid-in capital	491,439	489,717
Accumulated other comprehensive income	82,807	81,342
Retained earnings	1,686,163	1,644,861
Treasury shares	(58,930)	(70,241)
Total shareholders' equity	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $43.1 million and $61.5 million of allowance for loan losses as of June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $82.8 million and $78.5 million covered by FDIC loss share at June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2011
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 168,376	$ 249,496	$ 181,203	$ 203,600
Due from banks - interest-bearing	76,438	144,754	725,304	743,569
Federal funds sold	--	100,000	123,000	100,000
Securities available-for-sale	7,571,901	7,185,288	6,348,055	5,849,390
Securities held-to-maturity	467,680	--	--	--
Trading securities	61,975	93,707	125,829	81,287
Loans and leases:
Commercial	5,246,081	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,110,749	2,059,114	1,930,269	1,902,862
Residential mortgages	3,763,218	3,742,768	3,710,765	3,603,058
Real estate construction	315,609	335,712	355,014	415,241
Equity lines of credit	741,081	728,890	735,899	733,567
Installment	132,647	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,309,385	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(262,557)	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	12,046,828	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,417,289	1,550,103	1,657,004	1,684,068
Net loans and leases	13,464,117	13,450,964	13,054,194	12,690,396
Premises and equipment, net	143,641	140,871	134,511	131,345
Goodwill and other intangibles	522,753	524,103	526,207	527,419
Other real estate owned (2)	129,340	147,369	162,541	178,164
FDIC indemnification asset	204,259	212,809	261,734	270,576
Other assets	855,811	854,899	883,511	860,186
Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 11,146,627	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,240,955	9,600,534	9,861,695	9,721,062
Total deposits	20,387,582	19,909,081	19,265,120	18,477,939
Short-term borrowings	50,000	30,640	149,771	151,663
Long-term debt	697,778	699,983	701,829	703,173
Other liabilities	341,439	301,387	281,622	246,517
Total liabilities	21,476,799	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	44,643	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	489,200	489,037	485,064	480,918
Accumulated other comprehensive income	72,372	82,467	56,293	26,535
Retained earnings	1,611,969	1,578,747	1,547,989	1,511,153
Treasury shares	(82,578)	(83,672)	(84,311)	(86,954)
Total shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	--	25,089	25,089
Total equity	2,144,849	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $64.6 million, $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $98.5 million, $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2012			2011
(Dollars in thousands)	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 266,077	$ 262,557	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 257,007	$ 257,007

Net recoveries/(charge-offs):
Commercial	8,092	5,283	13,375	(12,534)	(2,915)	2,616	(1,937)	(14,770)
Commercial real estate mortgages	1,113	(666)	447	(87)	(452)	1,269	6,212	6,942
Residential mortgages	(543)	(494)	(1,037)	(52)	(163)	(253)	(615)	(1,083)
Real estate construction	(4,839)	104	(4,735)	6,860	(6,233)	577	3,826	5,030
Equity lines of credit	(808)	(154)	(962)	(377)	(512)	(120)	(757)	(1,766)
Installment	(274)	417	143	670	(309)	106	(202)	265
Total net recoveries/(charge-offs)	2,741	4,490	7,231	(5,520)	(10,584)	4,195	6,527	(5,382)

Provision for credit losses	1,000	--	1,000	5,000	7,500	--	--	12,500

Transfers (to) from reserve for off-balance sheet credit commitments	(284)	(970)	(1,254)	(271)	499	(1,618)	(178)	(1,568)

Balance at end of period	$ 269,534	$ 266,077	$ 269,534	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 262,557

Net Recoveries/(Charge-Offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.56%	0.40%	0.48%	(0.96) %	(0.23) %	0.22%	(0.18) %	(0.31) %
Commercial real estate mortgages	0.20%	(0.12) %	0.04%	(0.02) %	(0.09) %	0.27%	1.31%	0.35%
Residential mortgages	(0.06) %	(0.05) %	(0.05) %	(0.01) %	(0.02) %	(0.03) %	(0.07) %	(0.03) %
Real estate construction	(6.26) %	0.13%	(3.05) %	8.29%	(7.14) %	0.59%	3.46%	1.33%
Equity lines of credit	(0.44) %	(0.09) %	(0.27) %	(0.20) %	(0.28) %	(0.07) %	(0.42) %	(0.24) %
Installment	(0.85) %	1.30%	0.22%	2.00%	(0.94) %	0.32%	(0.55) %	0.19%
Total loans and leases, excluding covered loans	0.08%	0.15%	0.11%	(0.18) %	(0.36) %	0.15%	0.24%	(0.05) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 24,067	$ 23,097	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 21,529	$ 21,529
Transfers from (to) allowance	284	970	1,254	271	(499)	1,618	178	1,568
Balance at end of period	$ 24,351	$ 24,067	$ 24,351	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 23,097

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 61,471	$ 64,565	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 67,389	$ 67,389
Provision for losses	13,293	7,466	20,759	17,667	5,147	1,716	19,116	43,646
Net charge-offs	--	--	--	--	(325)	--	--	(325)
Reduction in allowance due to loan removals	(31,617)	(10,560)	(42,177)	(14,855)	(10,698)	(16,103)	(4,489)	(46,145)
Balance at end of period	$ 43,147	$ 61,471	$ 43,147	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 64,565

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2012		2011
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 19,056	$ 19,584	$ 19,888	$ 34,937	$ 24,337	$ 19,297
Commercial real estate mortgages	28,780	21,071	21,948	20,746	26,676	28,028
Residential mortgages	14,064	13,628	9,771	10,512	14,211	14,544
Real estate construction	29,676	48,964	50,876	70,827	60,543	81,448
Equity lines of credit	6,505	8,831	8,669	8,401	6,668	6,676
Installment	575	729	874	707	365	7,399
Total nonaccrual loans, excluding covered loans	98,656	112,807	112,026	146,130	132,800	157,392

Other real estate owned, excluding covered OREO	34,667	29,074	30,790	44,521	47,634	56,342

Total nonperforming assets, excluding covered assets	$ 133,323	$ 141,881	$ 142,816	$ 190,651	$ 180,434	$ 213,734

Nonperforming covered assets
Nonaccrual loans	$ 422	$ 422	$ 422	$ 1,023	$ 1,408	$ 2,343
Other real estate owned	82,834	78,456	98,550	102,848	114,907	121,822
Total nonperforming covered assets	$ 83,256	$ 78,878	$ 98,972	$ 103,871	$ 116,315	$ 124,165

Loans 90 days or more past due on accrual status, excluding covered loans	$ 2,065	$ 654	$ 453	$ 379	$ 7,214	$ 3,679

Covered loans 90 days or more past due on accrual status	$ 190,005	$ 265,175	$ 330,169	$ 336,193	$ 368,379	$ 390,267

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	273.21%	235.87%	234.37%	180.21%	200.25%	167.32%
Total nonperforming assets, excluding covered assets	202.17%	187.54%	183.84%	138.13%	147.39%	123.22%
Total loans and leases, excluding covered loans	2.00%	2.09%	2.13%	2.16%	2.28%	2.34%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.73%	0.88%	0.91%	1.20%	1.14%	1.40%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.98%	1.11%	1.16%	1.56%	1.54%	1.89%
Total assets	0.54%	0.59%	0.60%	0.83%	0.80%	0.99%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012
	Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,845	4.15%	$ 5,319	3.94%	$ 5,582	4.05%
Commercial real estate mortgages	2,295	4.70	2,166	4.87	2,230	4.78
Residential mortgages	3,815	4.28	3,777	4.36	3,796	4.32
Real estate construction	311	4.31	314	5.33	312	4.83
Equity lines of credit	731	3.53	727	3.58	729	3.55
Installment	129	4.84	129	4.91	130	4.87
Total loans and leases, excluding covered loans	13,126	4.27	12,432	4.26	12,779	4.26
Covered loans	1,341	14.51	1,439	10.63	1,390	12.50
Total loans and leases	14,467	5.22	13,871	4.93	14,169	5.08
Due from banks - interest-bearing	293	0.24	167	0.22	230	0.23
Federal funds sold and securities purchased under resale agreements	137	0.28	15	0.28	76	0.28
Securities	7,755	2.37	7,929	2.40	7,842	2.38
Other interest-earning assets	117	2.39	121	2.30	119	2.34
Total interest-earning assets	22,769	4.15	22,103	3.97	22,436	4.06
Allowance for loan and lease losses	(331)		(335)		(333)
Cash and due from banks	148		141		145
Other non-earning assets	1,777		1,736		1,756
Total assets	$ 24,363		$ 23,645		$ 24,004

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,921	0.10%
Money market accounts	5,856	0.13	6,018	0.15	5,937	0.14
Savings deposits	360	0.14	358	0.14	359	0.14
Time deposits - under $100,000	228	0.50	242	0.49	235	0.50
Time deposits - $100,000 and over	733	0.45	697	0.51	715	0.48
Total interest-bearing deposits	9,067	0.16	9,267	0.18	9,167	0.17

Federal funds purchased and securities sold under repurchase agreements	4	0.11	166	0.08	85	0.08
Other borrowings	797	4.97	697	5.09	747	5.02
Total interest-bearing liabilities	9,868	0.55	10,130	0.51	9,999	0.53
Noninterest-bearing deposits	11,881		10,950		11,416
Other liabilities	380		396		387
Total equity	2,234		2,169		2,202
Total liabilities and equity	$ 24,363		$ 23,645		$ 24,004

Net interest spread		3.60%		3.46%		3.53%
Net interest margin		3.91%		3.74%		3.83%

Average prime rate		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,204	3.89%	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,818	4.11%
Commercial real estate mortgages	2,077	5.12	1,944	5.30	1,904	5.67	1,924	5.56	1,963	5.40
Residential mortgages	3,739	4.49	3,717	4.74	3,663	4.78	3,563	4.81	3,671	4.70
Real estate construction	328	5.08	347	4.65	395	5.10	448	4.56	379	4.84
Equity lines of credit	732	3.58	731	3.55	730	3.59	733	3.57	731	3.57
Installment	133	4.87	130	4.94	131	4.88	151	4.81	136	4.88
Total loans and leases, excluding covered loans	12,213	4.30	11,797	4.47	11,516	4.64	11,256	4.67	11,698	4.51
Covered loans	1,554	11.06	1,664	10.65	1,770	8.70	1,811	7.78	1,699	9.48
Total loans and leases	13,767	5.05	13,461	5.23	13,286	5.19	13,067	5.11	13,397	5.14
Due from banks - interest-bearing	435	0.30	642	0.29	526	0.31	490	0.25	524	0.29
Federal funds sold and securities purchased under resale agreements	115	0.28	130	0.28	143	0.28	232	0.27	154	0.27
Securities	7,642	2.27	6,954	2.45	6,224	2.66	5,693	2.75	6,635	2.51
Other interest-earning assets	125	2.13	130	2.09	135	2.09	139	2.04	132	2.09
Total interest-earning assets	22,084	3.95	21,317	4.12	20,314	4.23	19,621	4.24	20,842	4.13
Allowance for loan and lease losses	(331)		(330)		(344)		(329)		(333)
Cash and due from banks	199		203		184		201		197
Other non-earning assets	1,742		1,809		1,856		1,885		1,822
Total assets	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,865	0.12%	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,768	0.16%
Money market accounts	6,467	0.18	6,900	0.35	6,683	0.43	6,452	0.45	6,626	0.35
Savings deposits	344	0.17	329	0.29	327	0.32	303	0.34	326	0.28
Time deposits - under $100,000	262	0.53	280	0.48	308	0.49	325	0.56	294	0.52
Time deposits - $100,000 and over	718	0.57	801	0.61	833	0.70	823	0.75	793	0.66
Total interest-bearing deposits	9,656	0.20	10,037	0.34	9,858	0.41	9,675	0.43	9,807	0.34

Federal funds purchased and securities sold under repurchase agreements	2	0.06	--	0.07	10	0.07	--	0.00	3	0.07
Other borrowings	701	4.96	804	4.46	855	4.36	858	4.41	804	4.53
Total interest-bearing liabilities	10,359	0.52	10,841	0.64	10,723	0.72	10,533	0.75	10,614	0.66
Noninterest-bearing deposits	10,844		9,688		8,927		8,509		9,499
Other liabilities	355		353		307		338		338
Total equity	2,136		2,117		2,053		1,998		2,077
Total liabilities and equity	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Net interest spread		3.43%		3.48%		3.51%		3.49%		3.47%
Net interest margin		3.70%		3.79%		3.85%		3.84%		3.79%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2012			2011
	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	53,105	52,741	52,923	52,488	52,481	52,462	52,320	52,439
Average - Diluted	53,373	53,021	53,217	52,750	52,720	52,977	52,894	52,849
Period-end	52,822	52,661		52,499	52,484	52,475	52,440
Book value for shareholders	$ 42.70	$ 41.77		$ 40.86	$ 40.40	$ 39.24	$ 37.86
Closing price:
High	$ 54.63	$ 54.44	$ 54.63	$ 45.10	$ 55.54	$ 58.75	$ 62.90	$ 62.90
Low	46.39	45.39	45.39	36.01	37.76	52.02	55.65	36.01
Period-end	48.58	52.47		44.18	37.76	54.25	57.05

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 16,723	$ 15,840		$ 15,305	$ 14,926	$ 14,286	$ 13,551
Tier 1 common shareholders' equity	$ 1,597	$ 1,611		$ 1,565	$ 1,530	$ 1,493	$ 1,449
Percentage of risk-weighted assets (2)	9.55%	10.17%		10.22%	10.25%	10.45%	10.69%
Tier 1 capital	$ 1,602	$ 1,616		$ 1,570	$ 1,535	$ 1,523	$ 1,479
Percentage of risk-weighted assets	9.58%	10.20%		10.26%	10.28%	10.66%	10.91%
Total capital	$ 2,160	$ 2,013		$ 1,963	$ 1,923	$ 1,905	$ 1,853
Percentage of risk-weighted assets	12.91%	12.71%		12.83%	12.88%	13.34%	13.68%
Tier 1 leverage ratio	6.74%	6.98%		6.77%	6.82%	7.09%	7.09%

Period-end equity to period-end assets	9.09%	9.15%		9.06%	9.18%	9.25%	9.29%
Period-end shareholders' equity to period-end assets	9.09%	9.15%		9.06%	9.18%	9.14%	9.18%

Average equity to average assets	9.17%	9.17%	9.17%	9.02%	9.21%	9.33%	9.35%	9.22%
Average shareholders' equity to average assets	9.17%	9.17%	9.17%	9.02%	9.10%	9.22%	9.23%	9.14%

Period-end tangible equity to period-end tangible assets (2)	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%

Average tangible equity to average tangible assets (2)	7.01%	7.12%	7.06%	6.96%	7.08%	7.11%	7.05%	7.05%

Senior Debt Credit Ratings
For The Period Ended June 30, 2012
	Moody's	Fitch	Standard & Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. See page 15 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2012			2011
(Dollars in thousands, except per share amounts)	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Basic EPS:
Net income attributable to City National Corporation	$ 54,758	$ 46,265	$ 101,023	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421
Less: Earnings allocated to participating securities	788	738	1,532	690	655	759	578	2,678
Earnings allocated to shareholders	$ 53,970	$ 45,527	$ 99,491	$ 43,170	$ 40,743	$ 46,712	$ 39,114	$ 169,743

Weighted average shares outstanding	53,105	52,741	52,923	52,488	52,481	52,462	52,320	52,439

Basic earnings per share	$ 1.02	$ 0.86	$ 1.88	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24

Diluted EPS:
Earnings allocated to shareholders (1)	$ 53,972	$ 45,530	$ 99,496	$ 43,173	$ 40,745	$ 46,718	$ 39,119	$ 169,759

Weighted average shares outstanding	53,105	52,741	52,923	52,488	52,481	52,462	52,320	52,439
Dilutive effect of equity awards	268	280	294	262	239	515	574	410
Weighted average diluted shares outstanding	53,373	53,021	53,217	52,750	52,720	52,977	52,894	52,849

Diluted earnings per share	$ 1.01	$ 0.86	$ 1.87	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2012		2011
(in thousands)		Second Quarter	First Quarter	Second Quarter

Summary Totals
Net impairment income (expense) (Sum of A)		$ 3,932	$ 2,756	$ (532)
Gain on acquisition		--	--	8,164
Other covered asset income (expense), net		3,388	(1,893)	(1,095)
Total income, net		$ 7,320	$ 863	$ 6,537

Interest income (1)
Income on loans paid-off or fully charged-off		$ 27,402	$ 15,699	$ 11,105

Provision for losses on covered loans
Provision for losses on covered loans	A	13,293	7,466	1,716

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain on indemnification asset	A	$ 17,722	$ 10,839	$ 1,687
Indemnification asset accretion		(4,133)	(4,025)	(4,126)
Net FDIC reimbursement for OREO and loan expenses		6,724	10,441	17,852
Removal of indemnification asset for loans paid-off or fully charged-off		(10,654)	(6,516)	(6,306)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(4,773)	(2,113)	(8,855)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(1,189)	(2,656)	(7,219)
Loan recoveries shared with FDIC		(9,226)	(4,487)	(3,197)
Increase in FDIC clawback liability	A	(497)	(617)	(503)
Other		--	--	(17)
Total FDIC loss sharing (expense) income, net		(6,026)	866	(10,684)

Gain on disposal of assets
Net gain on sale of OREO		1,486	2,137	9,092

Gain on acquisition		--	--	8,164

Other income
Net gain on transfers of covered loans to OREO		6,864	2,483	12,817
Amortization of fair value on acquired unfunded loan commitments		413	559	766
OREO income		615	905	637
Other		(864)	(1,018)	(690)
Total other income		7,028	2,929	13,530

Total noninterest income related to covered assets		$ 2,488	$ 5,932	$ 20,102

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 4,250	$ 7,808	$ 15,628
Holding costs and foreclosure expense		2,796	3,207	4,564
Total other real estate owned		7,046	11,015	20,192

Legal and professional fees		2,200	2,278	2,832

Other operating expense
Other covered asset expenses		31	9	(70)

Total noninterest expense related to covered assets (3)		$ 9,277	$ 13,302	$ 22,954

Total income, net		$ 7,320	$ 863	$ 6,537

Note: Certain prior period balances have been reclassified to conform to current period presentation.
(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the Company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participants' interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2012			2011
(Dollars in thousands)	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Period End:
Total equity	$ 2,255,365	$ 2,199,565		$ 2,144,849	$ 2,120,465	$ 2,084,010	$ 2,010,627
Less: Goodwill and other intangibles	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible equity (A)	1,666,251	1,677,848		1,622,096	1,596,362	1,557,803	1,483,208

Total assets	$ 24,801,973	$ 24,038,489		$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932
Less: Goodwill and other intangibles	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible assets (B)	$ 24,212,859	$ 23,516,772		$ 23,143,538	$ 22,580,157	$ 21,999,882	$ 21,108,513

Period-end tangible equity to period-end tangible assets (A)/(B)	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%

Average Balance:
Total equity	$ 2,234,411	$ 2,168,748	$ 2,201,579	$ 2,136,215	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,076,721
Less: Goodwill and other intangibles	(566,989)	(522,182)	(544,585)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible equity (C)	1,667,422	1,646,566	1,656,994	1,613,009	1,591,949	1,526,375	1,469,801	1,550,791

Total assets	$ 24,362,546	$ 23,644,899	$ 24,003,722	$ 23,694,160	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,527,750
Less: Goodwill and other intangibles	(566,989)	(522,182)	(544,585)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible assets (D)	$ 23,795,557	$ 23,122,717	$ 23,459,137	$ 23,170,954	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 22,001,820

Average tangible equity to average tangible assets (C)/(D)	7.01%	7.12%	7.06%	6.96%	7.08%	7.11%	7.05%	7.05%

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participants' interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2012		2011
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 1,602,398	$ 1,616,099	$ 1,570,101	$ 1,534,831	$ 1,523,269	$ 1,478,820
Less: Noncontrolling interest	--	--	--	--	(25,089)	(25,089)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common shareholders' equity (A)	$ 1,597,243	$ 1,610,944	$ 1,564,946	$ 1,529,676	$ 1,493,025	$ 1,448,576

Risk-weighted assets (B)	$ 16,722,999	$ 15,839,944	$ 15,305,328	$ 14,925,715	$ 14,285,572	$ 13,551,318
Tier 1 common shareholders' equity to risk-based assets (A)/(B)	9.55%	10.17%	10.22%	10.25%	10.45%	10.69%

CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (866) 393-6804
         Conference ID: 87526710